SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange act 1934

December 29, 2020

(Date of report/date of earliest event reported)

CONSUMERS BANCORP, INC.

(Exact name of registrant as specified in its charter)

OHIO	033-79130	34-1771400
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

614 East Lincoln Way

P.O. Box 256

Minerva, Ohio 44657

(Address of principal executive offices)

(330) 868-7701

(Registrant’s telephone number, including area code)

N/A

(Former name of former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 29, 2020, Consumers National Bank (“Consumers”), the wholly-owned banking subsidiary of Consumers Bancorp, Inc. entered into a Branch Purchase and Assumption Agreement (“P&A Agreement”) with CFBank, National Association (“CFBank”) pursuant to which Consumers will acquire the two branches of CFBank in Columbiana County, Ohio – CFBank’s drive-up branch location in Wellsville, Ohio and CFBank’s branch location in Calcutta, Ohio (the “Branches”).

The P&A Agreement provides for the sale and transfer by CFBank to Consumers of the land, buildings and other associated assets of the Branches; approximately $100 million in deposits attributable to the Branches; $15 million in aggregate principal amount of subordinated debt securities issued by unrelated financial institutions; all performing loans attributable to the Branches which are outstanding at closing (totaling approximately $3.1 million in aggregate principal amount as of November 30, 2020); and up to $13.5 million in aggregate principal amount of single family residential mortgage loans and home equity lines of credit to be identified by the parties prior to the closing principally from CFBank’s Northeast Ohio loan portfolio. In exchange, Consumers will pay to CFBank the net book value of the land, building and associated assets of the Branches, a deposit premium equal to 1.75% of the average daily deposits of the Branches for the 30 days preceding the closing, and the par value of the subordinated debt securities and loans acquired by Consumers.

The closing of the transactions contemplated by the P&A Agreement is subject to regulatory approval and satisfaction of other customary closing conditions. The parties expect the closing of the transactions to occur in the second calendar quarter of 2021.

A copy of the Joint Press Release issued by CFBank and Consumers on December 29, 2020, announcing the signing of the P&A Agreement is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

d. Exhibits

Exhibit No.	Description

99.1	Joint Consumers and CFBank Press Release dated December 29, 2020 announcing the signing of a branch purchase and assumption agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consumers Bancorp, Inc.

Date: December 29, 2020	/s/ Ralph J. Lober
Ralph J. Lober, II President and Chief
Executive Officer